UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14a
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant    [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INTERCEPT, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
______________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
______________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
______________________________________________________________________________________

(5)	Total fee paid:
______________________________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
______________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
______________________________________________________________________________________

(3)	Filing Party:
______________________________________________________________________________________

(4)	Date Filed:
______________________________________________________________________________________

3150 Holcomb Bridge Road
Norcross, Georgia 30071

ANNUAL MEETING TO BE ADJOURNED
TO SEPTEMBER 14, 2004

WHITE INTERCEPT PROXY CARDS AND
GOLD JANA PROXY CARDS
WILL NOT BE VOTED AT THE ANNUAL MEETING

REVISED PROXY MATERIALS AND NEW BLUE PROXY CARDS
TO BE DISTRIBUTED LATER THIS SUMMER

Dear InterCept Shareholder:

I am writing to give you an update regarding important recent developments related to the future of InterCept and our 2004 annual meeting of shareholders. As we announced in a June 11, 2004 press release, our board of directors has decided to explore strategic alternatives to enhance shareholder value, including a possible sale of the company, and we have retained Jefferies & Company, Inc. as our financial advisor to assist us in doing so. Based on recent strong levels of interest from prospective purchasers and feedback provided by some of our shareholders, we believe that an exploration of strategic alternatives at this time is in the best interest of the company.

In addition, to avoid the distraction of a proxy fight and improve our ability to achieve maximum value for our shareholders, we have agreed with JANA Partners to settle our proxy contest and pending litigation and to jointly support a panel of director nominees for election at the 2004 annual meeting. Our Settlement Agreement with JANA is attached as Annex A, which also includes the text of our June 11, 2004 press release as an exhibit.

We have agreed with JANA that, before June 24, 2004, we will increase the size of our board of directors from six to nine members. To fill the three vacant seats created by the expansion of the board, our current board will elect to the board Kevin J. Lynch and Marc Weisman, the two nominees proposed by JANA. In addition, our board intends to identify and elect to the board another independent director candidate to fill the third vacant board seat before the annual meeting.

Because we may be convening a shareholders meeting in the coming months to approve a sale, business combination or other strategic transaction, we have decided to adjourn our annual meeting to a later date to avoid the time and expense associated with perhaps conducting two shareholder meetings in close proximity to one another. Therefore, acting under the company’s bylaws in my capacity as the chairman of the annual meeting scheduled for June 24, 2004, I will, with JANA’s support, convene and then immediately adjourn the annual meeting until September 14, 2004. Because we will not transact any other business on June 24, 2004, shareholders do not need to attend the meeting on June 24, 2004.

We intend to send you revised proxy materials and a new BLUE proxy card well in advance of the reconvened annual meeting. If we identify a sale or other strategic transaction that requires shareholder approval, the proxy materials will describe that transaction and seek your vote on it. The proxy materials will also reflect the terms of our settlement with JANA and accordingly will describe our nomination of five directors for election at the meeting. The InterCept board and JANA will jointly support the election of an independent director nominee to be identified by the board as a Class I director, Mr. Lynch as a Class II director and Arthur G. Weiss, Marc Weisman and myself as Class III directors. Because JANA has agreed to withdraw its three proposed bylaw amendments, shareholders will not vote on those proposals at the annual meeting.

Because the WHITE and GOLD proxy cards InterCept and JANA previously distributed do not conform to the proposed meeting agenda for the reconvened meeting, InterCept and JANA will not vote those proxy cards at the reconvened meeting. To have your shares represented and voted at the reconvened 2004 annual meeting, you will need to complete, sign and return the new BLUE proxy card before the rescheduled meeting date.

We will be forwarding revised proxy materials, including a BLUE proxy card, later in the summer.

Sincerely,

/s/ John W. Collins
John W. Collins
Chairman of the Board and Chief Executive Officer

This Supplement No. 1 contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether InterCept will be able to negotiate and consummate a sale or other strategic transaction.

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Annex A

SETTLEMENT AGREEMENT

        This Settlement Agreement (the “Agreement”) is entered into this 11th day of June, 2004 by and between InterCept, Inc. (the “Company” or “InterCept”), on the one hand, and JANA Partners, LLC and JANA Master Fund, Ltd. (collectively, “JANA”), on the other hand, with respect to the litigation between InterCept and JANA, among others, in the U.S. District Court for the Northern District of Georgia, Atlanta Division (the “Court”) (Civil Action No. 1:04-CV-1058-JOF) (the “Litigation”), and with respect to conduct of and the solicitation of proxies for the 2004 Annual Shareholders Meeting of InterCept (“2004 Annual Meeting”).

        In consideration of the mutual covenants and agreements set forth herein, the Company and JANA agree as follows:

        1.   Expansion of Board. Prior to June 24, 2004, the InterCept board of directors will (i) expand the size of the InterCept board of directors to nine by adding one position to each of classes I, II and III, and (ii) elect Kevin J. Lynch and Marc Weisman to fill the newly created class II and III board positions, and Robert Finzi of Sprout Group (or in the event Mr. Finzi declines to serve then such other independent director selected by the board of directors) to fill the newly-created class I board position (the “New Class I Director”).

        2.   2004 Annual Meeting. JANA agrees (i) to support management in its motion or other action to convene the annual meeting on June 24, 2004 and then to adjourn the annual meeting until September 14, 2004; (ii) to withdraw its three proposed bylaw amendments; (iii) to refrain from soliciting proxies for the 2004 Annual Meeting; and (iv) to vote its shares in support of the five director nominees up for election at the annual meeting (the New Class I Director in class I, Mr. Lynch in class II and Messrs. Collins, Weiss and Weisman in class III). InterCept agrees that it will nominate and support for election at the 2004 Annual Meeting the five director nominees referenced in the preceding sentence. There will be no further change to the size of the Board prior to the 2005 annual meeting or any other action (including amending its bylaws) by the Company (other than the potential sale or other business combination of the Company) the effect of which would be to impair the ability of the shareholders to elect three new directors nominated by JANA or a third party at the 2005 annual meeting who, together with Messrs. Lynch and Weisman, would constitute a majority of the InterCept board of directors (provided that the foregoing shall not restrict the Company’s ability to nominate directors or conduct a proxy solicitation in connection with the 2005 annual meeting).

        3.   Evaluation of Strategic Alternatives. The InterCept board of directors agrees to promptly explore strategic alternatives to creating shareholder value, including a possible sale of the Company, and will promptly retain Jefferies & Company, Inc., or another nationally recognized investment bank mutually satisfactory to both parties, to assist it in exploring strategic alternatives to creating shareholder value, including a possible sale of the Company. If a board committee is formed to manage this process, Mr. Weisman will be a member of the committee.

        4.   2005 Annual Meeting. The 2005 annual meeting will be held on or before April 15, 2005.

        5.   Settlement of Litigation. InterCept and JANA agree to file the appropriate papers necessary to request that the Court dismiss the Litigation with prejudice.

        6.   Reimbursement of Expenses. InterCept agrees to reimburse JANA for their actual out of pocket expenses in connection with the proxy contest and related litigation not to exceed $750,000 payable only on the condition that InterCept’s shareholders approve a sale or other business combination of the Company on or prior to the 2005 annual meeting, such reimbursement to be made within two (2) business days after such approval. Nothing herein is intended to limit the ability of InterCept to agree in the future to any reimbursement of JANA for such expenses.

        7.   Joint Press Release; Non-Disparagement. JANA and InterCept agree to issue a joint press release in substantially the form attached hereto as Exhibit A. Neither InterCept nor JANA shall make any further press releases or public statements regarding this settlement without the prior consent of the other party, such consent to not be unreasonably withheld, unless such press release or disclosure is required by law. Furthermore, InterCept and JANA will agree not to publicly disparage the other with respect to matters arising through the date of this settlement; provided, however, that nothing herein will hinder either party’s ability to disagree with the other as to future decisions relating to InterCept or otherwise and provided, further, that notwithstanding any provision contained herein to the contrary, nothing herein will hinder either party in connection with the conduct of a proxy solicitation in connection with the 2005 annual meeting. JANA consents to InterCept including a summary of this settlement and/or a copy of this Agreement in a Form 8-K Current Report and in its proxy statements (or supplements or amendments thereto) for the 2004 Annual Meeting and the 2005 Annual Meeting. InterCept consents to JANA including a copy of this Agreement in an amendment to its report of beneficial ownership on Schedule 13D.

        8.   Equitable Relief. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or in Georgia state court, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.   Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        10.   Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia. Any waiver or amendment of this Agreement must be in writing signed by the parties hereto. This Agreement shall inure to the benefit of any be binding upon, each party and that party’s respective successors and assigns. This Agreement contains the entire agreement between the parties respecting any matter contained herein. The parties have participated jointly in the drafting of this Agreement and no ambiguity or question of intent or interpretation shall be presumed or construed against any party. The rights and obligations of each party hereto shall be nonassignable without the prior written consent of the other party. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         –Signature Page Follows–

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or caused this Agreement to be executed as of the date first written above.

        INTERCEPT, INC.

         By:  /s/  John W. Collins
                John Collins
                Chairman and Chief Executive Officer

        JANA MASTER FUND, LTD.
        By:   JANA Partners LLC,
                  its Investment Manager

        By:  /s/ Barry Rosenstein
                Barry Rosenstein
                Managing Partner

        JANA PARTNERS, LLC

        By:  /s/ Barry Rosenstein
                Barry Rosenstein
                Managing Partner

EXHIBIT A

Text of Joint Press Release

INTERCEPT HIRES INVESTMENT BANKER TO
EXPLORE POSSIBLE SALE

InterCept Also Settles Proxy Contest with JANA Partners

ATLANTA, GA (June 11, 2004) – InterCept, Inc. (Nasdaq: ICPT), a leading provider of technology products and services for financial institutions, today announced that it will explore strategic alternatives to enhance shareholder value, including a possible sale of the company, and has retained Jefferies & Company, Inc. as its financial advisor to assist the company in doing so. In addition, InterCept and JANA Partners LLC announced today that they have agreed to settle their proxy contest and pending litigation and to jointly support a panel of director nominees for election at the 2004 annual meeting of InterCept shareholders.

According to John W. Collins, Chairman and Chief Executive Officer of InterCept, “Based on recent strong levels of interest from prospective purchasers and feedback provided by some of our shareholders, we believe that an exploration of strategic alternatives at this time is in the best interest of the company. To avoid the distraction of a proxy fight and improve our ability to achieve maximum value for our shareholders, we have settled our dispute with JANA. We look forward to working with JANA to enhance value for all InterCept shareholders.”

InterCept and JANA have agreed that, on or before June 24, 2004, the size of the InterCept Board will be increased from six to nine members, and that Kevin J. Lynch and Marc Weisman, two nominees proposed by JANA, will be elected to fill the newly-created Class II and III director seats and Robert Finzi of Sprout Group will be offered the newly-created Class I board seat. InterCept and JANA also have agreed to dismiss the litigation pending in the United States District Court for the Northern District of Georgia, Atlanta Division, relating to the conduct of the 2004 annual meeting, and that InterCept will reimburse JANA for up to $750,000 of its expenses if the shareholders approve a sale of the company. InterCept also agreed to hold its 2005 annual meeting, if necessary, not later than April 15, 2005.

According to Barry S. Rosenstein, managing member of JANA Partners, “InterCept’s board of directors has been responsive to our proposal to explore strategic alternatives and to allow JANA’s representatives to have a role in the InterCept boardroom. We are eager to work with the InterCept board to maximize shareholder value.”

InterCept also announced that at the annual meeting scheduled for June 24, 2004, management, with the support of JANA, intends to convene and then adjourn the annual meeting until September 14, 2004. “Due to the possibility that we may be convening a shareholders meeting in the coming months to approve a sale, business combination or other strategic transaction, we have decided to postpone our annual meeting in order to avoid the time and expense associated with perhaps conducting two shareholder meetings in close proximity to one another,” noted Collins. At the 2004 annual meeting, the InterCept board and JANA will jointly support the election of Mr. Finzi or another independent nominee as a Class I director, Mr. Lynch as a Class II director and John W. Collins, Arthur G. Weiss and Marc Weisman as Class III directors.

About InterCept

InterCept, Inc. is a single-source provider of a broad range of technologies, products and services that work together to meet the technology and operating needs of financial institutions. InterCept’s products and services include core data processing, check processing and imaging, electronic funds transfer, debit card processing, data communications management, and related products and services. For more information about InterCept, go to www.intercept.net or call 770.248.9600.

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and its industry. These forward- looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether InterCept will be able to negotiate and consummate a strategic transaction. Other risks and factors that may affect InterCept and its share price are discussed in detail in the section in its most recent Quarterly Report on Form 10-Q entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations – Disclosure Regarding Forward-Looking Statements.

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